Exhibit 99.1

P.F. CHANG’S EARNS $0.27 PER SHARE

SCOTTSDALE, Arizona, July 23, 2003 – P.F. Chang’s China Bistro, Inc. (NASDAQ:PFCB) today reported earnings of $7.1 million for the second quarter ended June 29, 2003 compared to $4.9 million in the second quarter of the prior year. Earnings per share for the second quarter increased to $0.27 from $0.19 in the second quarter of the prior year after taking into consideration the two-for-one stock dividend paid on May 1, 2002.

(000 except per share data)	2Q03	1Q03	2Q02

Revenues	$136,605	$131,595	$101,650
Net Income	$7,077	$6,797	$4,871
Diluted Earnings Per Share	$0.27	$0.26	$0.19
Shares Used in EPS calculation	26,228	26,038	26,008

2003 Expectations

The company anticipates opening 18 new Bistro units (six of which are already open) and 15 new Pei Wei units (seven of which are already open) in 2003. Based on this development schedule, and assuming comparable store sales growth at the Bistro units of 2% to 3% for the balance of the year, the company expects consolidated revenues of $555 million in fiscal 2003, a 32% increase over fiscal 2002. Net income is anticipated to be $28 million, which equates to earnings per share of $1.07. Included in these assumptions are Pei Wei pre-tax losses of approximately $300,000. The company will report its third quarter 2003 revenue results on October 1st, 2003 and its third quarter earnings results on October 23rd, 2003.

2004 Expectations

The company anticipates opening 16 new Bistro units and 22 new Pei Wei units in 2004. Based on this development schedule, the company expects consolidated revenues of $692 million, net income of $36 million and earnings per share of $1.32. This includes a $200,000 profit at Pei Wei Asian Diner.

The company is hosting a conference call today at 1:00 pm ET. A webcast of the call can be accessed through the company’s website at http://www.pfchangs.com.

P.F. Chang’s China Bistro, Inc. owns and operates two restaurant concepts in the Asian niche. P.F. Chang’s China Bistro features a blend of high-quality, traditional Chinese cuisine and American hospitality in a sophisticated, contemporary bistro setting. Pei Wei Asian Diner offers a modest menu of freshly prepared Asian cuisine in a relaxed, warm environment offering attentive counter service and take-out flexibility.

The statements contained in this press release that are not purely historical, including the company’s estimates of its revenues, earnings and comparable sales, as well as statements concerning the company’s development schedule, are forward looking statements. The accuracy of these forward-looking statements may be affected by certain risks and uncertainties, including, but not limited to, the company’s ability to locate acceptable restaurant sites, open new restaurants and operate its restaurants profitably; the company’s ability to hire, train and retain skilled management and other personnel; the company’s ability to access sufficient financing on acceptable terms; changes in consumer tastes and trends, and national, regional and local economic and weather conditions; changes in costs related to food, utilities and labor; and other risks described in the company’s recent SEC filings. In addition, the supplemental sales information is provided to investors to help gauge the company’s performance and is not indicative of future results.

Contact:	P.F. Chang’s China Bistro, Inc.	(602) 957-8986
	Media:	Laura Cherry	laurac@pfchangs.com
	Investor:	Kristina Cashman	kristinac@pfchangs.com

P.F. Chang’s China Bistro, Inc.

Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended

	Jun 29	Mar 30	Jun 30
	2003	2003	2002

Revenues	$136,605	$131,595	$101,650
Cost of sales	37,207	35,249	26,704
Labor	42,776	41,668	32,122
Operating	22,772	21,608	17,032
Occupancy	7,617	7,419	6,223

Restaurant operating profit	26,233	25,651	19,569
General & administrative	7,345	6,782	5,480
Depreciation & amortization	4,646	4,288	3,485
Preopening expenses	1,176	1,984	1,479

Income from operations	13,066	12,597	9,125
Interest (expense) income and other income	(3)	41	(18)
Minority interests	(2,340)	(2,340)	(1,613)

Income before provision for income taxes	10,723	10,298	7,494
Provision for income taxes	(3,646)	(3,501)	(2,623)

Net income	$7,077	$6,797	$4,871

Basic net income (loss) per share	$0.28	$0.27	$0.20
Diluted net income (loss) per share	$0.27	$0.26	$0.19
Shares used in calculation of basic EPS	25,338	25,137	24,727
Shares used in calculation of diluted EPS	26,228	26,038	26,008

	Percentage of Revenues

	Jun 29	Mar 30	Jun 30
	2003	2003	2002

Revenues	100.0%	100.0%	100.0%
Cost of sales	27.2%	26.8%	26.3%
Labor	31.3%	31.7%	31.6%
Operating	16.7%	16.4%	16.7%
Occupancy	5.6%	5.6%	6.1%

Restaurant operating profit	19.2%	19.5%	19.3%
General & administrative	5.4%	5.2%	5.4%
Depreciation & amortization	3.4%	3.3%	3.4%
Preopening expenses	0.9%	1.5%	1.5%

Income from operations	9.6%	9.6%	9.0%
Interest (expense) income and other income	0.0%	0.0%	0.0%
Minority interests	-1.7%	-1.8%	-1.6%

Income before provision for income taxes	7.8%	7.8%	7.4%
Provision for income taxes	-2.7%	-2.7%	-2.6%

Net income	5.2%	5.2%	4.8%

Certain percentage amounts do not sum to total due to rounding.

P.F. Chang’s China Bistro, Inc.

Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	26 Weeks Ended	26 Weeks Ended

	Jun 29	Jun 30
	2003	2002

Revenues	$268,200	$199,150
Cost of sales	72,456	53,153
Labor	84,444	62,805
Operating	44,380	33,058
Occupancy	15,036	12,343

Restaurant operating profit	51,884	37,791
General & administrative	14,127	10,415
Depreciation & amortization	8,934	6,821
Preopening expenses	3,160	2,099

Income from operations	25,663	18,456
Interest (expense) income and other income	38	(27)
Minority interests	(4,680)	(3,056)

Income before provision for income taxes	21,021	15,373
Provision for income taxes	(7,147)	(5,380)

Net income	$13,874	$9,993

Basic net income (loss) per share	$0.55	$0.41
Diluted net income (loss) per share	$0.53	$0.39
Shares used in calculation of basic EPS	25,237	24,407
Shares used in calculation of diluted EPS	26,133	25,951

	Jun 29	Jun 30
	2003	2002

Revenues	100.0%	100.0%
Cost of sales	27.0%	26.7%
Labor	31.5%	31.5%
Operating	16.5%	16.6%
Occupancy	5.6%	6.2%

Restaurant operating profit	19.3%	19.0%
General & administrative	5.3%	5.2%
Depreciation & amortization	3.3%	3.4%
Preopening expenses	1.2%	1.1%

Income from operations	9.6%	9.3%
Interest (expense) income and other income	0.0%	0.0%
Minority interests	-1.7%	-1.6%

Income before provision for income taxes	7.8%	7.7%
Provision for income taxes	-2.7%	-2.7%

Net income	5.2%	5.0%

Certain percentage amounts do not sum to total due to rounding.

P.F. Chang’s China Bistro, Inc.

Supplemental Financial Information
(In thousands, except per share amounts)
(Unaudited)

	13 Weeks Ended June 29, 2003

	Total	Bistro	Pei Wei

Revenues	$136,605	$123,919	$12,686
Cost of sales	37,207	33,477	3,730
Labor	42,776	38,666	4,110
Operating	22,772	20,823	1,949
Occupancy	7,617	6,797	820

Restaurant operating profit	26,233	24,156	2,077
General & administrative	7,345	6,426	919
Depreciation & amortization	4,646	4,174	472
Preopening expenses	1,176	864	312

Income (loss) from operations	13,066	12,692	374
Interest (expense) income and other income	(3)	(8)	5
Minority interests	(2,340)	(2,173)	(167)

Income (loss) before provision for income taxes	10,723	10,511	212

Provision for income taxes	(3,646)

Net income	$7,077

Basic net income per share	$0.28
Diluted net income per share	$0.27
Shares used in calculation of basic EPS	25,338
Shares used in calculation of diluted EPS	26,228

	Percentage of Revenues

	Total	Bistro	Pei Wei

Revenues	100.0%	100.0%	100.0%
Cost of sales	27.2%	27.0%	29.4%
Labor	31.3%	31.2%	32.4%
Operating	16.7%	16.8%	15.4%
Occupancy	5.6%	5.5%	6.5%

Restaurant operating profit	19.2%	19.5%	16.4%
General & administrative	5.4%	5.2%	7.2%
Depreciation & amortization	3.4%	3.4%	3.7%
Preopening expenses	0.9%	0.7%	2.5%

Income (loss) from operations	9.6%	10.2%	2.9%
Interest (expense) income and other income	0.0%	0.0%	0.0%
Minority interests	-1.7%	-1.8%	-1.3%

Income (loss) before provision for income taxes	7.8%	8.5%	1.7%

Provision for income taxes	-2.7%

Net income	5.2%

Certain percentage amounts do not sum to total due to rounding.

P.F. Chang’s China Bistro, Inc.

Supplemental Financial Information
(In thousands, except per share amounts)
(Unaudited)

	26 Weeks Ended June 29, 2003

	Total	Bistro	Pei Wei

Revenues	$268,200	$244,659	$23,541
Cost of sales	72,456	65,601	6,855
Labor	84,444	76,728	7,716
Operating	44,380	40,774	3,606
Occupancy	15,036	13,496	1,540

Restaurant operating profit	51,884	48,060	3,824
General & administrative	14,127	12,361	1,766
Depreciation & amortization	8,934	8,063	871
Preopening expenses	3,160	2,535	625

Income (loss) from operations	25,663	25,101	562
Interest (expense) income and other income	38	33	5
Minority interests	(4,680)	(4,376)	(304)

Income (loss) before provision for income taxes	21,021	20,758	263

Provision for income taxes	(7,147)

Net income	$13,874

Basic net income per share	$0.55
Diluted net income per share	$0.53
Shares used in calculation of basic EPS	25,237
Shares used in calculation of diluted EPS	26,133

	Percentage of Revenues

	Total	Bistro	Pei Wei

Revenues	100.0%	100.0%	100.0%
Cost of sales	27.0%	26.8%	29.1%
Labor	31.5%	31.4%	32.8%
Operating	16.5%	16.7%	15.3%
Occupancy	5.6%	5.5%	6.5%

Restaurant operating profit	19.3%	19.6%	16.2%
General & administrative	5.3%	5.1%	7.5%
Depreciation & amortization	3.3%	3.3%	3.7%
Preopening expenses	1.2%	1.0%	2.7%

Income (loss) from operations	9.6%	10.3%	2.4%
Interest (expense) income and other income	0.0%	0.0%	0.0%
Minority interests	-1.7%	-1.8%	-1.3%

Income (loss) before provision for income taxes	7.8%	8.5%	1.1%

Provision for income taxes	-2.7%

Net income	5.2%

Certain percentage amounts do not sum to total due to rounding.

P.F. Chang’s China Bistro

Supplemental Sales Information

Year of Unit Opening (1)

	Pre-1996	1996	1997	1998	1999	2000	2001	2002	2003	Total

Units	4	3	6	10	13	16	13	14	6	85
Sales (000)
1Q03	6,434	5,908	9,060	15,753	18,800	23,236	18,815	17,983	4,751	120,740
2Q03	6,238	5,955	9,180	15,545	19,037	23,754	18,576	17,214	8,420	123,919
2003	12,672	11,863	18,240	31,298	37,837	46,990	37,391	35,197	13,171	244,659
Average Weekly Sales (AWS)
1Q03	123,738	151,474	116,157	121,175	111,239	111,713	111,331	98,808	143,980	113,906
2Q03	119,958	152,695	117,695	119,575	112,647	114,202	109,915	94,582	125,666	113,271
2003	121,848	152,084	116,926	120,375	111,943	112,957	110,623	96,695	131,709	113,583
Year-Over-Year Change in AWS
1Q03	0.2%	3.7%	6.0%	5.1%	5.0%	11.0%	5.4%	-1.7%	—	4.4%
2Q03	-0.4%	1.9%	7.3%	1.4%	5.3%	10.4%	5.1%	-6.1%	—	3.1%
2003	-0.1%	2.8%	6.6%	3.2%	5.2%	10.7%	5.3%	-4.0%	—	3.7%

Year-Over-Year Change Comp Store Sales (2)

Units	4	3	6	10	13	16	13	1	—	66
1Q03	0.2%	3.7%	6.0%	5.1%	5.0%	11.0%	6.6%	—	—	6.4%
2Q03	-0.4%	1.9%	7.3%	1.4%	5.3%	10.4%	5.2%	5.4%	—	5.4%
2003	-0.1%	2.8%	6.6%	3.2%	5.2%	10.7%	5.8%	5.4%	—	5.9%

(1) Includes all restaurants opened in the period indicated.

(2) A unit becomes comparable in the eighteenth month of operation

Pei Wei Asian Diner

Supplemental Sales Information

Year of Unit Opening (1)

	2000	2001	2002	2003	Total

Units	1	4	11	7	23
Sales (000)
1Q03	868	2,390	5,762	1,835	10,855
2Q03	841	2,241	5,722	3,882	12,686
2003	1,709	4,631	11,484	5,717	23,541
Average Weekly Sales (AWS)
1Q03	66,787	45,956	40,295	52,437	44,673
2Q03	64,652	43,092	40,017	53,176	45,144
2003	65,720	44,524	40,156	52,937	44,926
Year-Over-Year Change in AWS
1Q03	3.0%	6.4%	-15.1%	—	-6.0%
2Q03	4.2%	-0.3%	11.3%	—	3.4%
2003	3.6%	3.0%	1.9%	—	-1.1%

Year-Over-Year Change Comp Store Sales (2)

Units	1	4	1	—	6
1Q03	3.0%	-1.2%	—	—	1.1%
2Q03	4.2%	-2.5%	2.1%	—	-0.1%
2003	3.6%	-2.1%	2.1%	—	0.3%

(1) Includes all restaurants opened in the period indicated.

(2) A unit becomes comparable in the eighteenth month of operation

P.F. Chang’s China Bistro, Inc.

Development Schedule

	P. F. Chang’s China Bistro
	1Q03	2Q03	3Q03	4Q03
Units opened	5	1
Units under construction			5	7
Units in development

Total new unit development	5	1	5	7
Existing units	79	84	85	90

Total units	84	85	90	97

	Pei Wei Asian Diner
	1Q03	2Q03	3Q03	4Q03
Units opened	4	3
Units under construction			4	2
Units in development				2

Total new unit development	4	3	4	4
Existing units	16	20	23	27

Total units	20	23	27	31